EXHIBIT 5.1

Faegre Baker Daniels LLP

600 East 96th Street ▼ Suite 600

Indianapolis ▼ Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

March 18, 2013

Endocyte, Inc.

3000 Kent Avenue, Suite A1-100

West Lafayette, IN 47906

Ladies and Gentlemen:

We have acted as counsel to Endocyte, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (“Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the following securities of the Company (the “Securities”): (1) shares of common stock, par value $0.001 per share (“Common Stock”); (2) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) in one or more series; (3) debt securities (the “Debt Securities”); (4) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, the “Warrants”); and (5) units, consisting of one or more shares of Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $125,000,000, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) with respect thereto. The Debt Securities may be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named in such Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. Units may be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent.

As counsel for the Company, we are familiar with the Certificate of Incorporation (the “Certificate”) and By-Laws of the Company, each as amended as of the date hereof, and we have reviewed the Registration Statement and the proceedings taken by the Company in connection with the authorization of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

We have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) the Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the Indenture will be duly qualified under the Trust Indenture Act and the trustee will be duly eligible to serve as trustee, (v) the Debt Securities will be duly authenticated by the trustee named in the Indenture, (vi) the Warrant Agreement and the Unit Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate and not otherwise reserved for issuance and (x) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (a) a Prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken to authorize the issuance of the Common Stock, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained and (d) the Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, then, upon the happening of such events, such Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2. With respect to the Preferred Stock, when (a) a Prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken to authorize the issuance of a series of the Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (c) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (d) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (e) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (f) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3. With respect to the Debt Securities, when (a) a Prospectus supplement and any other offering material with respect to the Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken by the Company to authorize the execution and delivery of the Indenture; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) the issuance of a series of Debt Securities, the authorization of the execution and delivery of a supplement to the Indenture and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action and (e) the Debt Securities, in the form included in the Indenture and any supplement thereto filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Indenture), have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered and paid for in accordance with the applicable underwriting agreement, if any, or any other duly authorized executed and delivered and legally binding purchase agreement or agency agreement, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

4. With respect to the Warrants, when (a) a Prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken by the Company to authorize the terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

5. With respect to the Units, when (a) a Prospectus supplement and any other offering material with respect to the Units shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken by the Company to authorize the terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Unit Agreement and such corporate action, then, upon the happening of such events, such Units, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the federal laws of the United States of America, the Delaware General Corporation Law and the laws of the States of Indiana and New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of any inconvenient forum. We express no opinion as to whether laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ David C. Worrell
David C. Worrell